STREAMEDIA COMMUNICATIONS, INC.

                        Meeting of the Board of Directors
                             Friday, August 13, 1999


                                     Minutes


A meeting of the Board of Directors of Streamedia Communications, Inc. was held at the Streamedia Offices at 244 West 54th Street, 12th Floor, New York, NY 10019

In attendance were:

Directors:

Gayle Essary, Chairman
James D. Rupp. CEO, President (via telephone)
Nicholas Malino, CFO, Secretary
David J. Simonetti, Director (via telephone)
Robert Wussler, Director (via telephone)
Henry Siegel, Director

The Meeting was called to order at 10:25 AM.

NEW BUSINESS

1.) Following a roll call of the members, the Chairman introduced the following motion:

WHEREAS, Mr. James D. Rupp has been employed as President and CEO of the Company since September, 1998, and;

WHEREAS, Mr. Rupp has worked in that capacity with extraordinary competence and success, and;

WHEREAS, Mr. Rupp and the Company have agreed that Mr. Rupp would perform these duties at a level of compensation significantly below the industry average for some period of time until the Company was positioned to commence actual operations, and;

WHEREAS, through Mr. Rupp's efforts the Company is commencing operations and Mr. Rupp and the Company have mutually agreed to revise the specific terms and conditions of his employment and memorialized such in the attached Employment Agreement, and;

WHEREAS, the major amendment to the existing Employment Agreement is an increase in Mr. Rupp's salary from $104,000 (One Hundred and Four Thousand Dollars) per annum to $180,000 (One Hundred and Eighty Thousand Dollars) per annum, and;

 WHEREAS, such terms and conditions are fair and reasonable and within or below the terms and conditions offered employees in similar positions within the Company's peer group, and

WHEREAS, the Compensation Committee of the Board of Directors of Streamedia Communications, Inc., unanimously recommends that the full Board of Directors approve the attached Employment Agreement and that the Company be bound by its terms, and;

Mr. Wussler, having moved that the motion be adopted and Mr. Simonetti seconding such motion, Mr. Rupp abstained and the remainder of the full Board of Directors having voted in the affirmative,

THEREFORE BE IT RESOLVED that the aforesaid is adopted in its entirety.

2.) The Chairman then introduced the following motion:

WHEREAS, Mr. Nicholas Malino has been employed as CFO of the Company since December 1, 1998, and;

WHEREAS, Mr. Malino and the Company had previously agreed that Mr. Malino's services would be required on a part time basis of approximately 40 hours per month and Mr. Malino has exceeded that continuously and substantially since his engagement began, and;

WHEREAS, Mr. Malino and the Company have agreed that Mr. Malino will join the Company officially on a full-time basis and also assume the duties of Executive Vice President and Chief Operating Officer in addition to Chief Financial Officer, and have mutually agreed to the specific terms and conditions of such employment, and;

WHEREAS, the major amendment to the existing Employment Agreement is an increase in Mr. Malino's salary from $84,000 (Eighty four Thousand) per annum to $180,000 (One Hundred and Eighty Thousand Dollars) per annum, and to add to his duties those of Executive Vice President and Chief Operating Officer, and;

WHEREAS, as a condition of his employment, and in order to be available full time, Mr. Malino, whose primary residence has been in Connecticut, is asked to maintain a residence in New York City, and the compensation is therefore also amended to include a $40,000 (Forty Thousand Dollars) per annum housing allowance;

WHEREAS, such terms and conditions are fair and reasonable and within or below the terms and conditions offered employees in similar positions within the Company's peer group; the Compensation Committee of the Board of Directors of Streamedia Communications, Inc., recommends that the full Board of Directors approve the amendments to Employment Agreement and that the Company be bound by its terms.

ALSO, WHEREAS, company has, over the past 5 weeks been engaged in securing a secondary round of financing, which was required as a result of delays in its public offering of common stock becoming effective, and;

WHEREAS, Mr. Malino has expended efforts and time far in excess of his previous Employment Agreement while foregoing compensation and expense reimbursement for as much as six months, and;

WHEREAS, such efforts have resulted in the Company nearing its product launch, and in consideration of the added responsibilities Mr. Malino is assuming as well as his service in dual capacities of Chief Operating Officer as well as Chief Financial Officer, the Compensation Committee of the Board of Directors of Streamedia Communications, Inc., has unanimously recommended to the full Board of Directors of the Company that they approve the issuance of the following discretionary bonus stock options issued at the market price, which price shall be determined by the Company's independent auditors:

         Nicholas Malino              63,000;

Mr. Siegel, having moved that the motion be adopted and Mr. Wussler seconding such motion, Mr. Malino having abstained and the remainder of the full Board of Directors having voted in the affirmative,

THEREFORE BE IT RESOLVED that the aforesaid is adopted in its entirety.

3.) The Chairman then recognized Mr. Malino, who introduced the following motion:

WHEREAS, Mr. Gayle Essary has been employed as Vice President, Strategic Development of the Company since September, 1998, and;

WHEREAS, Mr. Essary has worked in that capacity with extraordinary competence and success, and;

WHEREAS, Mr. Essary and the Company have agreed that Mr. Essary would perform these duties at a level of compensation significantly below the industry average for some period of time until the Company was positioned to commence actual operations, and;

WHEREAS, through Mr. Essary's efforts the Company is commencing operations and Mr. Essary and the Company have mutually agreed to revise the specific terms and conditions of his employment and memorialized such in the attached Employment Agreement, and;

WHEREAS, the major amendment to the existing Employment Agreement is an increase in Mr. Essary's salary from $84,000 (Eighty Four Thousand) per annum to $140,000 (One Hundred Forty Thousand Dollars) per annum, and;

WHEREAS, such terms and conditions are fair and reasonable and within or below the terms and conditions offered employees in similar positions within the Company's peer group; the Compensation Committee of the Board of Directors of Streamedia Communications, Inc., with Mr. Essary abstaining, has unanimously recommended that the full Board of Directors approve the attached Employment Agreement and that the Company be bound by its terms;

Mr. Wussler, having moved that the motion be adopted and Mr. Simonetti seconding such motion, Mr. Essary having abstained and the remainder of the full Board of Directors having voted in the affirmative,

THEREFORE BE IT RESOLVED that the aforesaid is adopted in its entirety.

4.) The Chair reassumed the floor to introduce the following motion:

WHEREAS, the Company has engaged the services of Mr. Robert Wussler, Mr. Henry Siegel, and Mr. David Simonetti as Director of the Company, and;

WHEREAS, the Directors were engaged under Director Agreements which stipulated, among other things, that they would be issued 30,000 options at the then market price of $2.00, and;

WHEREAS, the Company has engaged the services of James W. Schroeder as Advisor to the Board of Directors of the Company, and:

WHEREAS, Mr. Schroeder was engaged as Advisor under Board Agreements which stipulated, among other things that he would be issued 15,000 options at the then market price of $2.00, and:

WHEREAS, the Directors and its Advisor have expended extraordinary time and energy on behalf of the Company during its developmental stage, the Board of Directors hereby approve the issuance to Mr. Wussler, Mr. Siegel, Mr. Simonetti and Mr. Schroeder of the following discretionary bonus stock options issued at the market price, which price shall be determined by the Company's independent auditors:

10,000, and;

WHEREAS, the terms and conditions of such Director's and Advisors Agreements are fair and reasonable and within or below the terms and conditions offered Directors within the Company's peer group;

Mr. Malino having moved that the motion be adopted and Mr. Rupp seconding such motion, and the full Board of Directors having voted in the affirmative,

THEREFORE  BE  IT  RESOLVED   that  the  Board  of   Directors   of   Streamedia
Communications, Inc., hereby approves the issuance of the options stipulated in these Agreements, and the discretionary bonus stock options stated above.

5.) The Chairman then introduced the following motion:

WHEREAS, the Company has engaged the services of Dr. Walter Hollenberg as Vice President of Applied Technology, under an Employment Agreement, and;

WHEREAS, Among the terms of such Employment Agreement, among other things, Mr. Hollenberg was issued 150,000 options at the then market price of $2.00, with a 24 month vesting period, and;

WHEREAS, the terms and conditions of such Employment Agreements are fair and reasonable and within or below the terms and conditions offered to individuals serving in similar positions within the Company's peer group;

AND WHEREAS, Mr. Hollenberg is not a Company Officer and therefore his compensation is not subject to a recommendation of the Compensation Committee;

Mr. Simonetti having moved that the motion be adopted and Mr. Wussler seconding such motion, and the full Board of Directors having voted in the affirmative,

THEREFORE  BE  IT  RESOLVED   that  the  Board  of   Directors   of   Streamedia
Communications, Inc., hereby approves the issuance of the options stipulated in this Agreement.

6.) The Chairman then recognized Mr. Malino, who introduced the following motion:

WHEREAS, as it is not anticipated that the effective date of the registration of the Company's securities will occur before September, 1999, and;

WHEREAS, the Company requires additional capital prior to that date in order that it may proceed with its operational plans and maintain the progress that is presently occurring in the implementation of these plans, and;

WHEREAS, the Company's underwriter, Redstone Securities, Inc., having expertise in the area of private finance has expressed confidence that it has the resources and ability to successfully place an issue of promissory notes with attached warrants, the terms of which have been reviewed by the Company's management and its Board of Directors, and;

WHEREAS, the Board has found the issuance of these notes to be in the best interests of the Company;

Mr. Siegel having moved that the motion be adopted and Mr. Wussler seconding such motion, and the full Board of Directors having voted in the affirmative,

THEREFORE BE IT RESOLVED that the Board does hereby authorize the sale of these notes and consequent indebtedness not to exceed One Million and Five Hundred Thousand Dollars ($1,500,000).

7.) The Chairman then recognized Mr. Malino who introduced the following motion:

WHEREAS, Streamedia is in need of assistance in the acquisition of content for broadcast over its networks, and;

WHEREAS, Kaleidoscope Media Group possesses certain expertise in the area of traditional media valuation, distribution, and acquisition, and;

WHEREAS, the Company has concluded an agreement during arms-length negotiations with a principal of Kaleidoscope other than Henry Siegel, who is the CEO of Kaleidoscope as well as a Director of Streamedia Communications, and;

WHEREAS, such agreement is reasonable in its scope of services and terms and conditions, and;

Mr. Simonetti having moved that the motion be approved and Mr. Wussler seconding such motion, and the full Board of Directors having voted in the affirmative,

THEREFORE  BE  IT  RESOLVED   that  the  Board  of   Directors   of   Streamedia
Communications,   Inc.,  hereby  approves  such  agreement  between   Streamedia
Communication, Inc. and Kaleidoscope Media Group, Inc.

The being no other business before the Board, the meeting was adjourned at 11:00 AM.

Respectfully Submitted on August 18th 1999 by:



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Nicholas J. Malino
Secretary